Exhibit 99.1

CONTACT

Tim Martin

Chief Financial Officer

(610) 293-5700

U-Store-It Trust Announces Closing of Common Share Offering

and Exercise of Overallotment Option

Wayne, PA — August 19, 2009 — U-Store-It Trust (the “Company”) (NYSE: YSI) announced today that it has closed its public offering of 32,200,000 common shares at a public offering price per share of $5.25, including 4,200,000 common shares purchased by the underwriters pursuant to an overallotment option. The Company received approximately $161.2 million in net proceeds from the offering after deducting the underwriting discount and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to repay existing indebtedness, including a portion of the outstanding balance under the Company’s unsecured credit facility, and for general corporate purposes.  BofA Merrill Lynch, Wells Fargo Securities and Morgan Keegan & Company, Inc. served as the joint book-running managers for the offering. SunTrust Robinson Humphrey, PNC Capital Markets LLC and ABN AMRO Incorporated served as co-managers for the offering.

“We are very pleased with the closing of this successful common equity offering” said Christopher Marr, President and Chief Investment Officer of U-Store-It Trust.  “The strong investor interest in U-Store-It resulted in a significantly over-subscribed offering and the ability to attract and strengthen our base of investors.”

To obtain a copy of the final prospectus supplement and accompanying prospectus relating to these securities, please contact: BofA Merrill Lynch, Attention: Prospectus Department, 4 World Financial Center, New York, New York 10080; Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, telephone: (800) 326-5897 or email a request to equity.syndicate@wachovia.com; or Morgan Keegan & Company, Inc., 50 N. Front Street, Memphis, Tennessee, 38103, telephone: (800) 366-7426 ext. 5357.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About the Company

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company provides self-storage solutions across the country through its 383 Company-owned facilities and the U-Store-It Network, which consists of approximately 310 additional self-storage facilities. The Company’s self-storage facilities, storage space and storage solutions are designed to offer affordable, easily-accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. According to the

2009 Self Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the U.S.

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.